Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate
Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Terreno Realty Corporation
Purchase/Trade Date:	2/20/2013
Offering Price of Shares: $16.600
Total Amount of Offering: 5,000,000 shares
Amount Purchased by Fund: 48,670 shares
Percentage of Offering Purchased by Fund: 0.973
Percentage of Fund's Total Assets: 0.08
Brokers:  Goldman, Sachs & Co., KeyBanc Capital
Markets, Stifel, Mitsubishi UFJ Securities, PNC Capital
Markets LLC, JMP Securities, Regions Securities LLC,
Baird, Compass Point
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Alexandria Real Estate Equity Inc.
Purchase/Trade Date: 514/2013
Offering Price of Shares:  $73.500
Total Amount of Offering: 6,600,000 shares
Amount Purchased by Fund: 30,150 shares
Percentage of Offering Purchased by Fund: 0.457
Percentage of Fund's Total Assets: 0.19
Brokers: BofA Merrill Lynch, Citigroup, JP Morgan, RBS,
Baird, Capital One Southcoast, Evercore Partners, BB&T
Capital Markets, Credit Agricole CIB, Mitsubishi UFJ
Securities, SunTrust Robinson Humphrey, Scotiabank,
BNY Mellon Capital Markets LLC, Credit Suisse, SMBC
Nikko
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.